UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2015

Santander Holdings USA, Inc.
(Exact name of registrant as specified in its charter)

Virginia	1-16581	23-2453088
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 State Street Boston, Massachusetts		02109
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (617) 346-7200

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01     Changes in Registrant's Certifying Accountant
On December 10, 2015, the Audit Committee of the Board of Directors (the “Audit Committee”) of Santander Holdings USA, Inc. (the “Company”) approved the selection of PricewaterhouseCoopers LLP (“PwC”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.
The Company’s current independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”) was notified on December 10, 2015 that it will not be retained as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. PwC will succeed Deloitte effective upon Deloitte’s issuance of its reports on (i) the Company’s 2015 financial statements, which will include the consolidated financial statements as of and for the fiscal year ending December 31, 2015, and (ii) the effectiveness of internal control over financial reporting as of December 31, 2015, which will be included in the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2015, which effective date would extend to the subsequent issuance of any Deloitte reports pertaining to the Company’s anticipated formation of a U.S. intermediate holding company under the Federal Reserve Board’s Enhanced Prudential Standards for Bank Holding Companies and Foreign Banking Organizations, 12 C.F.R. Part 252 for the Company’s fiscal year ending December 31, 2015, as well as (iii) certain other financial statements of Banco Santander, S.A. subsidiaries in the United States during that period,
Deloitte’s audit reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2014 and December 31, 2013 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.
During the fiscal years ended December 31, 2014 and December 31, 2013, and the subsequent interim period through September 30, 2015, there were (i) no disagreements between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference thereto in their reports on the consolidated financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except that, as reported in the Company’s Form 10-K for the period ended December 31, 2014, the Company did not maintain effective disclosure controls and procedures as of December 31, 2014 because of a material weakness previously identified and reported in its September 30, 2014 Forms 10-Q and 10-Q/A in connection with the preparation and review of its Condensed Consolidated Statements of Cash Flows and the Notes to the Consolidated Financial Statements. The Company provided Deloitte with a copy of this Form 8-K and requested from Deloitte a letter addressed to the Securities and Exchange Commission indicating whether it agrees with the disclosures. A copy of Deloitte’s letter, dated December 15, 2015, is attached hereto as Exhibit 16.1.
During the fiscal years ended December 31, 2014 and December 31, 2013, and the subsequent interim periods through September 30, 2015, the Company did not consult with PwC regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that PwC concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; (ii) any matter that was either the subject to a “disagreement,” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K; or (iii) any “reportable event,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Exhibits

Exhibit	Description of Document
16.1	Letter of Deloitte & Touche LLP, dated December 15, 2015

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 15, 2015	SANTANDER HOLDINGS USA, INC. By: /s/ Gerard A. Chamberlain Name: Gerard A. Chamberlain Title: Deputy General Counsel and Senior Vice President

EXHIBIT INDEX

Exhibit	Description of Document
16.1	Letter of Deloitte & Touche LLP, dated December 15, 2015